Exhibit 5.2

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

May 2, 2014

El Paso Pipeline Partners, L.P.

El Paso Pipeline Partners Operating Company, L.L.C.

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Guarantor”), and El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of the Guarantor (the “Issuer”), in connection with the public offering of $600,000,000 aggregate principal amount of the Issuer’s 4.30% senior notes due 2024 (the “Notes”).  The Notes are being issued under (a) an Indenture dated as of May 2, 2014 (the “Indenture”) between the Issuer and U.S. Bank, National Association, as trustee (the “Trustee”) and (b) pursuant to an Officers’ Certificate, dated May 2, 2014, submitted to the Trustee establishing the terms of the Notes.  The Notes are being guaranteed by the Guarantor pursuant to the guarantee included in the Indenture (the “Guarantee”), and are being sold by the Issuer to the several underwriters pursuant to an Underwriting Agreement dated as of April 29, 2014 (the “Underwriting Agreement”) among (i) the Issuer, (ii) the Guarantor and (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA) Inc. and RBC Capital Markets, LLC, and each of the other underwriters named therein.  The Issuer and the Guarantor are referred to collectively herein as the “Obligors.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)             the registration statement on Form S-3 ASR (Registration No. 333-187547) filed by the Obligors with the Securities and Exchange Commission (the “SEC”) on March 26, 2013 (such registration statement, including the form of prospectus included therein and the documents incorporated by reference therein, being referred to herein as the “Registration Statement”);

(ii)                                  the prospectus dated March 26, 2013, included in the Registration Statement, relating to the offering from time to time of certain securities of the Issuer and certain securities of the Guarantor (the “Base Prospectus”);

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(iii)                               the preliminary prospectus supplement dated April 29, 2014, relating to the Notes, in the form filed on April 29, 2014 with the SEC, pursuant to Rule 424(b)(3) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(iv)                              the term sheet dated April 29, 2014 relating to the Notes, filed on April 29, 2014 with the SEC as a free writing prospectus, pursuant to Rules 164 and 433 under the Securities Act;

(v)                                 the prospectus supplement dated April 29, 2014, relating to the Notes, in the form filed on April 30, 2014 with the SEC, pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(vi)                              the Underwriting Agreement;

(vii)                           the Indenture and the form of the Notes attached thereto;

(viii)                        the global note executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $500,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement and the global note executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $100,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement (together, the “Global Notes”);

(ix)                              the Certificate of Limited Partnership of the Guarantor, and the First Amended and Restated Agreement of Limited Partnership of the Guarantor, in each case as amended to date;

(x)                                 the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company and the general partner of the Guarantor (the “Guarantor General Partner”), in each case as amended to date;

(xi)                              resolutions of the Board of Directors of the Guarantor General Partner and resolutions of the Special Pricing Committee of the Board of Directors of the Guarantor General Partner certified by the Secretary of the Guarantor General Partner; and

(xii)                           the Certificate of Formation and the Limited Liability Company Agreement of the Issuer, in each case as amended to date;

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Obligors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Obligors and others.

We express no opinion other than as to the laws of the State of New York, as in effect and existing on the date hereof, that are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Notes.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Indenture (in the form examined by us) has been duly executed and delivered by the Obligors and the Trustee and (ii) the Global Notes (in the form examined by us) has been duly executed by the Issuer and authenticated by the Trustee in accordance with the terms of the Indenture and has been delivered in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and legally binding obligations of the Issuer, and the Guarantee will constitute a valid and legally binding obligation of the Guarantor.

Our opinion above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinion, insofar as it pertains to the choice of law provision of the Notes and the Indenture, is rendered solely in reliance upon New York General Obligations Law Section 5-1401, and is  expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provision will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

In rendering the opinion expressed above with respect to the Notes, we have assumed that the form and terms of the Notes, the issuance, sale and delivery thereof by the Issuer, and the incurrence and performance by the Obligors of their respective obligations under the Indenture and the incurrence and performance of the Issuer’s obligations under the Notes, in each case, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon either of the Obligors, or to which the issuance, sale and delivery of the Notes or the Guarantee, or the incurrence and performance of such obligations, may be subject.

We hereby consent to the filing of this opinion with the SEC as an exhibit to a Current Report of the Guarantor on Form 8-K and to the references to this firm under the heading “Validity of the Notes” and “Legal Matters” in the Preliminary Prospectus the Prospectus.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, as amended.

Very truly yours,

/s/ Andrews Kurth LLP